UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 15, 2006
Ford Motor Company
(Exact name of registrant as specified in its charter)

Delaware	1-3950	38-0549190
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

One American Road
Dearborn, Michigan		48126
(Address of principal executive offices)		(Zip Code)
(313) 322-3000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
First Supplemental Indenture, dated as of December 15, 2006
Opinion of Peter Sherry, Jr., Associate General Counsel and Secretary
Opinion of Simpson Thacher & Bartlett LLP

Item 1.01. Entry into a Material Definitive Agreement.
     On December 15, 2006, Ford Motor Company (the “Company”) entered into a Credit Agreement, dated as of December 15, 2006, among the Company, the subsidiary borrowers from time to time parties thereto, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), Citibank, N. A. and Goldman Sachs Credit Partners, L.P., as syndication agents, JPMorgan Chase Bank, N.A., as administrative agent and the other agents party thereto (the “Credit Agreement”).
     The Credit Agreement provides for a seven-year, $7,000,000,000 term loan facility and a five-year revolving credit facility of $11,485,000,000, which includes a $2,000,000,000 letter of credit and bank guarantee sub-facility. The Company may designate certain of its domestic and foreign subsidiaries, including Ford Motor Credit Company (“FMCC”), as borrowers under the revolving facility. The Company and certain of its domestic subsidiaries that constitute a substantial portion of its domestic automotive assets (excluding cash) are guarantors under the Credit Agreement, and future material domestic subsidiaries will become guarantors when formed or acquired.
     The borrowings of the Company, the subsidiary borrowers and the guarantors under the Credit Agreement, are secured by a substantial portion of the Company’s domestic automotive assets (excluding cash). The collateral includes the Company’s principal domestic manufacturing facilities, excluding facilities to be closed, and subject to limitations set forth in existing public indentures and other unsecured credit agreements; domestic accounts receivable, domestic inventory and up to $4,000,000,000 of marketable securities or cash proceeds therefrom; 100% of the stock of our principal domestic subsidiaries, including FMCC (but excluding the assets of FMCC); certain intercompany notes of Ford VHC AB, a holding company for Volvo Car Corporation (“Volvo”), Ford Motor Company of Canada, Limited (“Ford Canada”) and Grupo Ford S. de R.L. de C.V. (a Mexican subsidiary); 66% -100% of the stock of all major first tier foreign subsidiaries (including Volvo); and certain domestic intellectual property, including trademarks.
     Under specified terms and conditions provided in the Credit Agreement, including compliance with a pro forma borrowing base ratio and certain other covenants, the Company will be permitted to add one or more first lien pari passu incremental secured term loan facilities, increase commitments under the revolving facility, add an additional first lien pari passu secured revolving credit or term loan facility or issue first lien pari passu secured notes pursuant to an indenture, up to an aggregate of $2,000,000,000 in principal amount if the Company pledges its ownership interest in Mazda Motor Corporation as additional collateral for the first lien pari passu indebtedness or to the extent that the Company permanently reduces commitments under the revolving credit facility or voluntarily repays the principal outstanding under the term loan facility, in either case on a dollar for dollar basis. In addition, pursuant to specified terms and conditions, the Company will be permitted to add second lien debt up to an aggregate of $4,000,000,000 in principal amount.

     The covenants and events of default under the Credit Agreement are summarized below:
Affirmative Covenants. The Credit Agreement contains affirmative covenants requiring delivery of the Company’s financial statements and those of certain of its subsidiaries, delivery of compliance and borrowing base certificates and notices of default, maintenance of the Company’s automotive business and corporate existence and delivery of certain future guarantees and collateral.
Negative Covenants. The Credit Agreement requires ongoing compliance with a borrowing base covenant and contain other restrictive covenants that limit, subject to certain exceptions, the Company’s ability to pay dividends, make certain repurchases of equity or repay certain of its material indebtedness prior to maturity, its ability and the ability of the guarantors to incur secured indebtedness, the Company’s ability to merge or consolidate with another person or to grant liens on the collateral securing the credit facilities, the ability of the Company and certain of its subsidiaries to complete specified asset sales and the ability of the Company’s foreign subsidiaries whose equity has been pledged under the Credit Agreement to incur indebtedness. The Credit Agreement also contains a negative pledge and sale-leaseback covenants corresponding to such covenants in the Company’s existing senior unsecured notes.
Liquidity Covenant. The Credit Agreement contains a covenant requiring the Company to maintain a minimum of $4,000,000,000 in the aggregate of domestic cash, cash equivalents, loaned and marketable securities and short-term VEBA assets and/or availability under the revolving credit facility.
Events of Default. The Credit Agreement contains the following events of default:
•	failure to pay any principal when due, any interest or facility fee for a period of 5 business days or any other amount for a period of 30 days after notice;

•	any representation or warranty is materially incorrect;

•	failure to timely deliver quarterly or annual financial statements, comply with the borrowing base covenant or the minimum liquidity covenant for a period of 20 days or any other covenant after notice and expiry of a 30 day grace period;

•	cross payment default with respect to debt for borrowed money of the Company or any significant guarantor in an aggregate outstanding principal amount of $1,000,000,000 or more;

•	cross acceleration to the pari passu notes, if any, or the debt for borrowed money of the Company or any significant guarantor with an aggregate outstanding principal amount of $1,000,000,000 or more;

•	bankruptcy of the Company, any significant guarantor, FMCC, Volvo or Ford Canada;

•	U.S. judgments against the Company or any significant guarantor not vacated, discharged, satisfied, stayed or bonded pending appeal within 60 days, that involve a liability of either (a) $100,000,000 (or the foreign currency equivalent thereof) or more, in the case of any single judgment or decree or (b) $200,000,000 (or the foreign currency equivalent thereof) or more in the aggregate;

•	change in control;

•	invalidity of any material guarantee or any security interest subject to a materiality threshold; and

•	occurrence of certain ERISA events.
     While the occurrence and continuance of an event of default will restrict the Company’s and the subsidiary borrowers’ ability to borrow under the revolving credit facility, the Lenders will not be permitted to exercise rights or remedies against the collateral unless the obligations under Credit Agreement have been accelerated.
     The Company has a number of other commercial relationships with certain parties to the agreement described above. From time to time, several of the agents and Lenders and their affiliates have provided, and may in the future provide, investment baking, general financing and advisory services to the Company.
Item 8.01. Other Events.
     The Company also is closing on December 15, 2006 its offering of $4,950,000,000 principal amount of unsecured Senior Convertible Notes due 2036 (including $450,000,000 issued pursuant to the exercise by the underwriters of their over-allotment option) (the “Notes”).
     The Notes will pay interest semiannually at a rate of 4.25% per annum. The Notes will be convertible into shares of the Company’s common stock, based on a conversion rate (subject to adjustment) of 108.6957 shares per $1,000 principal amount of Notes (which is equal to a conversion price of $9.20 per share, representing a 25% conversion premium based on the closing price of $7.36 per share on December 6, 2006).
     This description of the Notes is qualified in its entirety by the terms of the First Supplemental Indenture which is attached as Exhibit 4.1 hereto and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of December 15, 2006, between Ford Motor Company and The Bank of New York, as trustee

5.1	Opinion of Peter Sherry, Jr., Associate General Counsel and Secretary of the Company, as to the legality of the convertible debt securities

8.1	Opinion of Simpson Thacher & Bartlett LLP as to tax matters relating to the convertible debt securities

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2006	FORD MOTOR COMPANY

	By:	/s/ Peter Sherry, Jr.
Name: Peter Sherry, Jr.
Title: Associate General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

4.1	First Supplemental Indenture, dated as of December 15, 2006, between Ford Motor Company and The Bank of New York, as trustee

5.1	Opinion of Peter Sherry, Jr., Associate General Counsel and Secretary of the Company, as to the legality of the convertible debt securities

8.1	Opinion of Simpson Thacher & Bartlett LLP as to tax matters relating to the convertible debt securities